Exhibit 3.2

AMENDED & RESTATED BY-LAWS

of

COUCHBASE, INC.

Dated as of September 24, 2025

1.	OFFICES

1.1	Registered Office

The address of the registered office of Couchbase, Inc. (the “Corporation”) in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of the registered agent of the Corporation at such address is the Corporation Service Company.

1.2	Other Offices

The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time select or the business of the Corporation may require.

2.	STOCKHOLDERS

2.1	Annual Meetings

An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

2.2	Special Meetings

Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

2.3	Notice of Meetings

Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not fewer than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

2.4	Adjournments

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5	Quorum

Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6	Organization

Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

2.7	Voting; Proxies

Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote thereon that are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the vote of the holders of shares of stock having a majority of the votes that could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

2.8	Fixing Date for Determination of Stockholders of Record

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor fewer than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.9	List of Stockholders Entitled to Vote

The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

2.10	Action By Consent of Stockholders

Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of minutes of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.11	Conduct of Meetings

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

3.	BOARD OF DIRECTORS

3.1	Number; Qualifications

The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

3.2	Election; Resignation; Removal; Vacancies

The Board of Directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his or her successor is elected and qualified.

3.3	Regular Meetings

Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

3.4	Special Meetings

Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given to each director by whom it is not waived by the person or persons calling the meeting at least twenty-four hours before the special meeting.

3.5	Telephonic Meetings Permitted

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these by-laws shall constitute presence in person at such meeting.

3.6	Quorum; Vote Required for Action

At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.7	Organization

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.8	Informal Action by Directors

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

4.	COMMITTEES

4.1	Committees

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

4.2	Committee Rules

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Section 3 of these by-laws.

5.	OFFICERS

5.1	Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies

The Board of Directors may, from time to time, designate one or more persons to be officers of the Corporation. Unless the Board of Directors decides otherwise, any title assigned to an officer that is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law (“DGCL”), the assignment of such title shall constitute the delegation to such officer of authority and duties that are normally associated with that office. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

5.2	Powers and Duties of Executive Officers

The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

6.	STOCK

6.1	Certificates

Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him or her in the Corporation; provided that the Board of Directors may, in accordance with the DGCL, provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

6.2	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates

The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

7.	INDEMNIFICATION

7.1	Indemnification of Directors and Officers in Third Party Proceedings

Subject to the other provisions of this Section 7, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

7.2	Indemnification of Directors and Officers in Actions by or in the Right of the Corporation

Subject to the other provisions of this Section 7, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3	Successful Defense

To the extent that a present or former director or officer (for purposes of this Section 7.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 7.1 or Section 7.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Corporation may indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 7.1 or Section 7.2, or in defense of any claim, issue or matter therein.

7.4	Indemnification of Others

Subject to the other provisions of this Section 7, the Corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

7.5	Advanced Payment of Expenses

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Section 7 or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these by-laws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 7.6(b) or 7.6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 7.8, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

7.6	Limitation on Indemnification

Subject to the requirements in Section 7.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Section 7 in connection with any Proceeding (or any part of any Proceeding):

(a)
for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)
for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)
for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)
initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 7.7 or (iv) otherwise required by applicable law; or

(e)	if prohibited by applicable law.

7.7	Determination; Claim

If a claim for indemnification or advancement of expenses under this Section 7 is not paid in full within ninety days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Section 7, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

7.8	Non-exclusivity of Rights

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

7.9	Survival

The rights to indemnification and advancement of expenses conferred by this Section 7 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.10	Effect of Repeal or Modification

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these by-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

7.11	Certain Definitions

For purposes of this Section 7, references to the “Corporation” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7 with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 7.

8.	MISCELLANEOUS

8.1	Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

8.2	Seal

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

8.3	Waiver of Notice of Meetings of Stockholders, Directors and Committees

Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

8.4	Interested Directors; Quorum

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

8.5	Form of Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, CDs, DVDs, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

8.6	Amendment of By-Laws

These by-laws may be altered or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.